UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2011

Bonamour, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-53186	37-1441050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5190 N. Central Expressway, Suite 900, Dallas, Texas	75206-5141
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 855-0808

Ventura Assets Limited
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 31, 2011, Bonamour, Inc. (formerly known as “Ventura Assets Limited” and referred to herein as "Bonamour,""we,""us,""our" or the "Company") entered into a Series A Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") with Bon Amour International, LLC ("Bon Amour LLC"), a Texas limited liability company and our majority shareholder.  Pursuant to the Stock Purchase Agreement, we issued 5,000,000 shares of our Series A Preferred Stock to Bon Amour LLC in exchange and as consideration for Bon Amour LLC’s agreement to forgive and discharge obligations of the Company in the aggregate amount of $210,000 (the “Loan Reduction”), which had previously been advanced by Bon Amour LLC on behalf of the Company.

This report, including this Item 1.01 and the description herein of the terms and conditions of the Stock Purchase Agreement, is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which has been furnished as Exhibit 10.1 to this report and is (together with the description therein of such terms and conditions) incorporated by reference into this Form 8-K, including in answer or partial answer to this Item 1.01.

Item 3.02                      Unregistered Sales of Equity Securities.

As further described in Item 1.01 above, on December 31, 2011, we sold 5,000,000 shares of our Series A Preferred Stock to Bon Amour LLC pursuant to the Stock Purchase Agreement in exchange and as consideration for the Loan Reduction.  The securities were sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), based on transactions that did not involve any public offering, information furnished or otherwise made available to the purchaser of such securities; inquiries and disclosures made with respect to the status of such purchaser and restrictions on the transferability and sale of such securities and care otherwise exercised to assure that such purchaser was not an underwriter within the meaning of Section 2(a)(11) of the Securities Act.

Item 3.03                      Material Modification to Rights of Security Holders.

Effective as of November 20, 2011, we amended our Articles of Incorporation to change our name from "Ventura Assets Limited" to "Bonamour, Inc." and modify the terms upon which our board of directors may designate a class or series of preferred stock.

Effective as of November 20, 2011, our board of directors also designated 10,000,000 shares of authorized preferred stock of the Company as Series A Preferred Stock.  Each holder of our Series A Preferred Stock is entitled to 20 votes for each share of Series A Preferred Stock held on any matter submitted to our shareholders.  Shares of our Series A Preferred Stock rank pari passu with our common stock with respect to dividends and any liquidation, winding up or dissolution of the Company.

On December 31, 2011, we issued 5,000,000 shares of our Series A Preferred Stock to Bon Amour LLC pursuant to the Stock Purchase Agreement in exchange and as consideration for the Loan Reduction.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 3.03 of this report is incorporated by reference into this Item 5.03 in answer to this Item 5.03.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description of Exhibit
3.1
Articles of Amendment to the Articles of Incorporation of Ventura Assets Limited, dated effective November 20, 2011 (incorporated by reference to Exhibit 3.3 of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011).

3.2
Certificate of Designation of Series A Preferred Stock of Bonamour, Inc. dated effective November 20, 2011 (incorporated by reference to Exhibit 3.4 of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011).

10.1	Series A Preferred Stock Purchase Agreement, dated as of December 31, 2011, by and between Bonamour, Inc. and Bon Amour International LLC.*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonamour, Inc.

Date: January 9, 2012	By:	/s/ Nathan Halsey
Name: Nathan Halsey
Title: President, Chief Executive Officer and Secretary